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                                                                    EXHIBIT 23.6


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-42653 of Total Renal Care Holdings, Inc. on Form S-8 of our report dated March 31, 1995, on the combined financial statements of Healthcare Corporation and Affiliates for the year ended December 31, 1994 (not presented separately herein), appearing in the Annual Report on Form 10-K of Renal Treatment Centers, Inc. and Subsidiaries for the year ended December 31, 1996.



/s/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP

Nashville, Tennessee
February 24, 1998